[deltathree logo]



PRESS RELEASE


            Deltathree Reports Second Quarter 2005 Financial Results

              Revenues Increased 47% Year-Over-Year to $6.9 Million

      Net Loss Reduced 54% Year-Over-Year to $409,000 or ($0.01) Per Share

New York, NY - August 4, 2005 - deltathree, Inc. (NASDAQ SC: DDDC), a leading provider of VoIP hosted communications solutions for service providers, resellers and consumers worldwide, today announced financial results for the second quarter ended June 30, 2005.

                         Second Quarter 2005 Highlights

        o Revenues increased 47% versus second quarter 2004 to $6.9 million, up 5% sequentially.
        o Net loss reduced 54% versus second quarter 2004 to $409,000 or ($0.01) per share.
        o Company achieved EBITDA positive results of $130,000 or $0.00 per share.
        o  Gross margin increased to 38%.

Revenues for the second quarter of 2005 were $6.9 million, a $2.2 million increase or 47% improvement over the second quarter 2004 revenues of $4.7 million and a $323,000 increase or 5% improvement over the sequential first quarter 2005 revenues of $6.6 million. Six month year-to-date revenues for 2005 totaled $13.5 million, up $4.2 million or 45% compared to the first six months of 2004.

deltathree's net loss for the second quarter of 2005 was $409,000 or ($0.01) per share. Second quarter net loss reflects a 54% improvement over the second quarter 2004 net loss of $886,000 or ($0.03) per share and a 4% improvement over the first quarter 2005 net loss of $427,000 or ($0.01) per share.

Gross margin for the second quarter of 2005 was 38%, up from a gross margin of 35% recorded for the second quarter of 2004 and up from a gross margin of 36% in the first quarter of 2005.

deltathree reported EBITDA (earnings before interest, taxes, depreciation and amortization) positive results for the second quarter of 2005 of $130,000 or $0.00 per share, compared to a loss of $210,000 or ($0.01) per share in the second quarter of 2004. The positive second quarter 2005 EBITDA results reflect a 23% improvement over the sequential first quarter 2005 EBITDA results of $106,000 or $0.00 per share.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release.

As of June 30, 2005 deltathree held approximately $15.4 million in cash, cash equivalents, short-term investments and long-term investments, and had no outstanding debt.

deltathree Operational Review

Shimmy Zimels, deltathree's President and Chief Executive Officer, stated, "Our second quarter results reflect an extension of our established top line growth trend and continued profitability improvements, driven by the strength of our global reseller and service provider offerings. We remain focused on executing towards our strategic goals of expanding the global market penetration of our leading edge VoIP services, achieving near-term profitability and increasing shareholder value."

Paul White, deltathree's Chief Financial Officer, stated, "Diversified growth across our international as well as domestic reseller and service provider business segments fueled our 47% year-over-year revenue growth during the second quarter. Gross margin for the quarter rose to 38%, the highest level since the third quarter of 2003, driven by a favorable revenue mix. The leverage we are gaining through our highly scalable business model allowed us to translate our top line growth into further reductions in net loss and higher positive EBITDA results. Based on the strength of our first half financial results and expanding global end markets, we remain confident in the outlook for continued growth in 2005 and our ability to achieve GAAP breakeven on a quarterly basis by year end."

deltathree Financial Guidance

For the third quarter of 2005 deltathree forecasts quarterly GAAP earnings per share within the range of $0.00 per share to ($0.01) per share. deltathree expects sequential revenue growth for the third quarter of 2005 to be within the range of 3% to 5%, as compared to revenue for the second quarter of 2005. Additionally, deltathree expects to achieve GAAP breakeven on a quarterly basis by year end 2005.

Conference Call Details

The deltathree second quarter 2005 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, August 4, 2005. Investors are invited to listen to the live call by dialing 1-800-762-6067 in the United States or by dialing 1-480-629-9566 when calling internationally. Investors worldwide can also listen to the call live via deltathree's website, www.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site.

About deltathree

Founded in 1996, deltathree is a leading provider of hosted, Session Initiation Protocol (SIP)-based Voice over Internet Protocol (VoIP) products, services and infrastructure. deltathree offers customers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its three primary distribution channels: the Outsourced Platform Solution, the Reseller Program and iConnectHere. deltathree's customized Outsourced Platform Solution offers service providers worldwide a broad range of private label VoIP products such as PC Phone and Broadband Phone, as well as a robust back-office suite of services such as billing, operations management, web development, and network management. Supporting a global network of resellers, deltathree's Reseller Program offers a quick and efficient solution for Internet cafes, call shops and small Internet service providers to enter the VoIP telecommunication services market. iConnectHere, deltathree's consumer division, provides award-winning VoIP products directly to consumers and small businesses online.

For more information about deltathree and iConnectHere, visit our website at www.deltathree.com.

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.

Among the factors that could cause actual results to differ are: the inherent uncertainty of financial estimates and projections; the competitive environment of Internet telephony and deltathree's ability to compete effectively; deltathree's limited operating history; changes in the rates of all related telecommunications services; the level and rate of customer acceptance of new products and services; government regulation and legal uncertainties that may affect the Internet telephony industry; rapid technological changes; and other risk factors contained in deltathree's periodic reports on file with the SEC and available through http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

deltathree Contact:            Investor Relations Contact:     Media Relations Contact:
Paul White                     Erik Knettel                    Allan Jordan
Chief Financial Officer        The Global Consulting Group     The Global Consulting Group
(212) 500-4850                 (646) 284-9415                  (646) 284-9452
paul.white@deltathree.com      eknettel@hfgcg.com              ajordan@hfgcg.com

                                 (Tables follow)


                                   Pge 3 of 6

              DELTATHREE, INC.CONDENSED CONSOLIDATED BALANCE SHEET



                                                                                       As of                  As of
                                                                                      June 30,             December 31,
                                                                                        2005                   2004
                                                                                        ----                   ----
                                                                                    (unaudited)

                                                                                              ($ in thousands)
ASSETS
Current assets:
 Cash and cash equivalents............................................               $   4,918               $   3,905
 Short-term investments...............................................                     372                   2,723
 Accounts receivable, net ............................................                     931                     325
 Prepaid expenses and other current assets ...........................                     820                     528
 Inventory............................................................                     205                     193
                                                                                     ---------               ---------

    Total current assets..............................................                   7,246                   7,674
                                                                                     ---------               ---------
Long-term investments.................................................                  10,120                   9,850
                                                                                     ---------               ---------
Property and equipment, net...........................................                   4,541                   4,642
                                                                                     ---------               ---------
Deposits..............................................................                     104                     107
                                                                                     ---------               ---------
     Total assets.....................................................               $  22,011               $  22,273
                                                                                     =========               =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable.....................................................               $   3,212               $   3,657
 Deferred revenues ...................................................                   1,111                     453
 Other current liabilities ...........................................                   1,865                   2,034
                                                                                     ---------               ---------
    Total current liabilities.........................................                   6,188                   6,144
                                                                                     ---------               ---------
Long-term liabilities:
 Severance pay obligations ...........................................                     161                     104
                                                                                     ---------               ---------
    Total liabilities.................................................                   6,349                   6,248
                                                                                     ---------               ---------
Commitments and contingencies

Stockholders' equity:
 Class A common stock, - par value $0.001.............................                      30                      29
 Additional paid-in capital...........................................                 167,678                 167,301
 Other Comprehensive Income:
    Unrealized gain on for-sale securities............................                      95                      --
 Accumulated deficit..................................................                (151,931)               (151,095)

Treasury stock at cost: 257,600 shares of class A common stock as of
  June, 2005 and December 31, 2004....................................                   (210)                   (210)
                                                                                     ---------               ---------

     Total stockholders' equity.......................................                  15,662                  16,025
                                                                                     ---------               ---------

     Total liabilities and stockholders' equity.......................               $  22,011               $  22,273
                                                                                     =========               =========

                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

                                                                 Three Months Ended                  Six Months Ended
                                                                       June 30,                           June 30,
                                                                 2005            2004              2005           2004
                                                                 ----            ----              ----           ----
                                                                      (unaudited)                     (unaudited)
                                                                          ($ in thousands, except share data)

Revenues..............................................         $6,927           $4,701           $13,531           $9,307

Costs and operating expenses:
  Cost of revenues....................................          4,284            3,047             8,494            6,056
  Research and development expenses...................            777              558             1,591            1,139
  Selling and marketing expenses......................          1,001              822             1,865            1,625
  General and administrative expenses.................            735              484             1,345            1,091
  Depreciation and amortization ......................            534              719             1,144            1,464
                                                            ---------       ----------         ---------        ---------

     Total costs and operating expenses...............          7,331            5,630            14,439           11,375
                                                            ---------       ----------         ---------        ---------

Loss from operations..................................           (404)            (929)             (908)          (2,068)
Interest income, net..................................             10               49               104              135
                                                            ---------       ----------         ---------        ---------
Loss before income taxes..............................           (394)            (880)             (804)          (1,933)
Income taxes..........................................             15                6                32               45
                                                            ---------       ----------         ---------        ---------
Net loss..............................................          $(409)           $(886)            $(836)         $(1,978)
                                                            =========       ==========         =========        =========
Net loss per share - basic and diluted ...............         $(0.01)          $(0.03)           $(0.03)          $(0.07)

                                                            =========       ==========         =========        =========
Weighted average shares outstanding -
      basic and diluted (number of shares)............      29,707,860      29,312,835        29,619,908       29,298,717
                                                            =========       ==========         =========        =========

                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
                       ($ in thousands, except share data)

                                                                   Three Months Ended
                                                                         June 30,
                                                                 2005                2004
                                                                 ----                ----
 Net  Loss  in  accordance   with  generally   accepted
 accounting principles.................................         $ (409)           $  (886)

 Add/(less):
   Depreciation and amortization.......................            534                719
   Income taxes .......................................             15                  6
   Interest Income, net................................            (10)               (49)
                                                             ----------           ---------



 EBITDA*...............................................         $  130           $   (210)
                                                             ----------           ---------
 EBITDA per share - basic and diluted..................         $ 0.00           $  (0.01)
                                                             ----------           ---------

 Weighted average shares outstanding -
       basic and diluted (number of shares)............      29,707,860        29,312,835
                                                             ==========        ==========


* Earnings before interest, taxes, depreciation and amortization